Calculation of Filing Fee Tables
S-3
LifeStance Health Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)	25,000,000	$ 7.055	$ 176,375,000.00	0.0001381	$ 24,357.39
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 176,375,000.00		$ 24,357.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,357.39
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-279585) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the registrant's common stock as reported on the Nasdaq Global Select Market on February 24, 2026. (3) The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3ASR (Registration No. 333-279585) paid with the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $176,375,000.00. The prospectus is a final prospectus for the related offering.